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Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of Atlas Funds on Form N-1A of our report dated February 11, 2005, relating to the financial statements which appears in the December 31, 2004 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers, LLP


San Francisco, California
April 27, 2005